UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.
Date of Report: (Date of Earliest Event Reported) September 14, 2010
PANHANDLE OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK		73112
(Address of principal executive offices)		(Zip code)
(405) 948-1560
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

ITEM 8.01	Other Events
     As disclosed in the Company’s Definitive Form 14a Proxy Statement filed on January 26, 2010, the Company intends to repurchase on the open market, or in private transactions, shares of its Common Stock equal to the number of shares of restricted stock awarded on an annual basis under the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan in order to avoid dilution to existing shareholders.
     In addition, the Company intends to repurchase shares of its Common Stock equal to the number of shares granted annually under the Panhandle Oil and Gas Inc. Employee Stock Ownership and 401(k) Plan, and the number of shares credited to each director’s deferred fee account under the Panhandle Oil and Gas Inc. Deferred Compensation Plan for Non-Employee Directors. Again these repurchases will be made to avoid dilution to existing shareholders.
     The anticipated number of shares to be repurchased on an annual basis is approximately 40,000 shares. These shares will be purchased throughout the year and amount to approximately two times the current average daily trading volume. Purchases will be made to comply with Rule 10b-18.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.
By:	/s/ Michael C. Coffman
Michael C. Coffman,
President and CEO

DATE:	September 14, 2010

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